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EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus constituting part of the registration statement on Form S-3 of our report dated March 17, 1998 on our audit of the December 31, 1997 consolidated financial statements of Peterson Consulting L.L.C. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.


                                         Crowe, Chizek and Company LLP

Oak Brook, Illinois
November 16, 1998